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                                                                       Exhibit 5



                         [ROGERS AND WELLS LETTERHEAD]

                                                                   June 23, 1995

DVI, Inc.
500 Hyde Park
Doylestown, Pennsylvania 18901


Gentlemen:

        We have acted as counsel for DVI, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1993, as amended (the "1933 Act"), of a registration statement on Form S-1 (the "Registration Statement") relating to the proposed public offering of up to 2,875,000 shares (including an over-allotment option to purchase 375,000 shares) of the Company's Common Stock, par value $.005 per share (the "Shares").

        In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to factual matters relevant to the opinions set forth below we have, with your permission, relied upon certificates of officers of the Company and public officials.

        Based upon the foregoing, and on such examination of law as we have deemed necessary, we are of the opinion that when the Shares have been offered and sold as contemplated in the Registration Statement the Shares will be validly issued, fully paid and non-assessable.


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DVI, Inc.                       2                       June 23, 1995

         We consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act, or the Rules and Regulations of the Commission promulgated thereunder.



                                       Very truly yours,

                                       /s/ Rogers & Wells